Exhibit 10.4

AMENDMENT NO. 1 TO

LNG SERVICES AGREEMENT

This Amendment No 1. (this “Amendment”) dated June 24, 2010 and effective as of July 1, 2010, amends that certain LNG Services Agreement dated March 26, 2010 and effective as of April 1, 2010 (the “Original Agreement”), by and between Cheniere Marketing, LLC, a Delaware limited liability company (“CMI”) and JPMorgan LNG Co., a Delaware company (“LNGCo”). CMI and LNGCo are sometimes individually referred to as a “Party” and, collectively, referred to as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

WHEREAS, the Parties desire to amend the Original Agreement in accordance with the terms of this Amendment; and

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained in this Agreement, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment to Section 1.1

(a)	Section 1.1 of the Original Agreement is hereby amended by deleting “Capacity Rights Agreement” and substituting the following therefor:

“Capacity Rights Agreement” means the Amended and Restated Capacity Rights Agreement dated June 24, 2010 and effective as of July 1, 2010 by and between Sabine and LNGCo.”

(b)	Section 1.1 of the Original Agreement is hereby amended by deleting “Tri-Party Agreement” and substituting the following therefor:

“Tri-Party Agreement” means the Tri-Party Agreement dated June 24, 2010 and effective as of July 1, 2010, by and among Cheniere Energy Investments, LLC, LNGCo and Sabine.”

(c)	Section 1.1 of the Original Agreement is hereby amended by adding a new defined term after “Valuation Time” as follows:

“VCRA” means the Variable Capacity Rights Agreement dated June 24, 2010 and effective as of July 1, 2010 by and between Cheniere Energy Investments, LLC and CMI.”

2.	Amendment to Section 5.2

(a)	Section 5.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“CMI’s right to receive that portion of the Cargo Lock Value and/or the Cargo Fee attributable to (i) each cargo, if any, of LNG purchased by LNGCo hereunder that is delivered to the Sabine Pass Terminal after termination of the VCRA or rejection of the VCRA in a Bankruptcy proceeding and (ii) each cargo, if any, of LNG purchased by LNGCo hereunder that is delivered to the Sabine Pass Terminal within twenty (20) Business Days prior to the date of termination of the VCRA or rejection of the VCRA in a Bankruptcy proceeding and for which LNGCo has not previously paid such portion of the Cargo Lock Value or the Cargo Fee to CMI with respect to such cargo, is hereby assigned to Investments. Upon termination of the VCRA or rejection of the VCRA in a Bankruptcy proceeding, to the extent that either, at the time of such termination or rejection, there are (A) cargo(es) of LNG purchased by LNGCo hereunder for delivery to the Sabine Pass Terminal which have not been delivered to the Sabine Pass Terminal, but which later are delivered to the Sabine Pass Terminal or (B) cargo(es) of LNG purchased by LNGCo hereunder have been delivered to the Sabine Pass Terminal within twenty (20) Business Days prior to the date of termination of the VCRA or rejection of the VCRA in a Bankruptcy proceeding and for which LNGCo has not previously paid a portion of the Cargo Lock Value or the Cargo Fee, as applicable, to CMI with respect to such cargo, then in such case, LNGCo shall pay the Cargo Fee (regardless of whether all or a portion of the Cargo Lock Value or the Cargo Fee is earned by CMI hereunder with respect to such cargo(es)) for such cargo(es) directly to Investments not later than the twentieth (20th) Business Day following the date of delivery of such cargo(es) to the Sabine Pass Terminal. CMI shall promptly provide written notice to LNGCo upon termination of the VCRA or rejection of the VCRA in a Bankruptcy proceeding. Investments is an intended third party beneficiary of this Section 5.2.”

3.	Amendment to Article VII

(a)	A new Section 7.2 is added to the Agreement as follows:

“Section 7.2 Additional Representation of CMI. On the date hereof, CMI represents and warrants to LNGCo that the TUA Agreement has not been amended since April 1, 2010, except for the assignment of the TUA Agreement from CMI to Cheniere Energy Investments, LLC.”

4.	Amendment to Section 9.3

(a)	Section 9.3(b)(iii) of the Original Agreement is hereby amended by deleting “Section 4.1(c)(vii)” and substituting “Section 4.1(d)(vii)” therefor.

(b)	Section 9.3(b)(iv) of the Original Agreement is hereby amended by deleting “CMI” and substituting “Cheniere Energy Investments, LLC” therefor.

5. Consent. LNGCo hereby consents to the assignment of the TUA Agreement from CMI to Cheniere Energy Investments, LLC for purposes of this Agreement, the Tri-Party Agreement, the Capacity Rights Agreement, and the Surrender Agreement.

6. No Other Changes; Reference. Except as specifically amended by this Amendment, the Original Agreement shall remain in full force and effect.

7. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the State of New York, without regard to principles of laws (whether of the State of New York or any other jurisdiction).

8. Counterparts. This Amendment may be executed in counterparts and if so executed by each Party hereto, all copies together shall constitute a single agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

CHENIERE MARKETING, LLC

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

JPMORGAN LNG Co.

By:	/s/ Patrick Strange
Name:	Patrick Strange
Title:	Managing Director

Consented to:

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, Inc. its general partner

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Its:	Chief Financial Officer

Signature Page to Amendment No. 1 to LNG Services Agreement